UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Oscar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40154	46-1315570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor

New York, New York 10013

(Address of principal executive offices, including zip code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2025, Oscar Health, Inc. (the “Company”) entered into an amendment (“Amendment”) to the Investment Agreement (the “Investment Agreement”) dated January 27, 2022, by and among the Company, funds affiliated with or advised by Dragoneer Investment Group, LLC (“Dragoneer”) and certain other purchasers identified therein. The purpose of the Amendment was to permit the Offering (as defined below) under the Investment Agreement.

Item 7.01	Regulation FD Disclosure.

In connection with the Offering, and as a result of the proceeds expected to be raised, the Company expects to give notice of its intent to terminate the revolving credit facility that forms part of its senior secured credit agreement, by and among the Company, Wells Fargo Bank, National Association, as lender and administrative agent, and certain other lenders party thereto from time to time, and Oscar Management Corporation, as a subsidiary guarantor, dated as of February 21, 2021 (as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022, the Second Amendment to Credit Agreement, dated as of July 21, 2023, and the Third Amendment to Credit Agreement, dated as of December 28, 2023, as amended, the “Credit Agreement”). The termination of the revolving credit facility would be contingent on the closing of the Offering and would be expected to occur concurrently with the closing of the Offering.

Item 8.01.	Other Events.

On September 15, 2025, the Company issued a press release relating to its proposed private offering of Convertible Senior Subordinated Notes due 2030 (the “Notes” and such offering, the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s class A common stock, if any, issuable upon conversion of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCAR HEALTH, INC.

Date: September 15, 2025	By:	/s/ R. Scott Blackley
	Name:	R. Scott Blackley
	Title:	Chief Financial Officer